November 11, 1998



Dear Investor:

Our records indicate that we have not yet received your consent to the proposed merger of America First Tax Exempt Mortgage Fund Limited Partnership (the "Fund") with America First Tax Exempt Investors, L.P. We are writing to let you know that we have extended the deadline for voting for your convenience.

While we want to provide all investors with the opportunity to express their views on the proposal, continuing solicitations impose additional expenses on the Partnership. We ask that you return your consent card as soon as possible so that we can complete this process in a timely and efficient manner.

For your information, we have included summary financial information for the Fund that has been updated through September 30, 1998.

If you have any questions, please call me at 1-800-283-2357.

Sincerely,



Maurice E. Cox, Jr.
Executive Vice President

MEC/cca

                      SUMMARY FINANCIAL INFORMATION

     The following table sets forth certain financial data of America First Tax Exempt Mortgage Fund Limited Partnership (the "Fund") that has been derived from the audited financial statements of the Fund as of and for the five-year period ended December 31, 1997. The financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been audited by PricewaterhouseCoopers LLP, independent accountants for the Fund, and have been incorporated by reference into the Consent Solicitation Statement/Prospectus dated September 22, 1998, relating to the proposed merger of the Fund and America First Tax Exempt Investors, L.P. The unaudited data presented as of and for the nine months ended September 30, 1998 and 1997 have been derived from the unaudited financial statements of the Fund, which, in the opinion of the General Partner, include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. The results of operations for the nine months ended September 30, 1998 will not necessarily be indicative of the results of operations for the full year ending
December 31, 1998.

                                        	For the Nine Months
                                        	Ended September 30,
                                            	(Unaudited)	                        For the Year Ended December 31,
                                       ------------------------  ---------------------------------------------------------------
	                                            	1998	        1997	        1997	        1996	        1995	        1994	        1993
                                       ------------------------  ---------------------------------------------------------------
Mortgage bond investment income	       $	4,500,059	 $	4,640,665	 $	6,169,500	 $	6,134,812	 $	6,159,236	 $	5,973,373	 $	5,461,438
Rental Income		                                  0		          0		          0		          0		          0		          0		  5,148,252
Interest income on temporary cash
	investments		                              38,300		     39,288		     53,554		     47,247		     42,319		     24,046		     31,700
Contingent interest income		                86,107		    110,229		    124,682		    154,539		    166,940		    211,319		    192,343
General and administrative expenses		     (604,959)		  (535,559)		  (678,487)		  (648,784)		  (585,926)		  (478,438)		(1,033,708)
Real estate operating expenses		                 0	           0	          	0		          0	          	0	          	0	 	(2,457,071)
Depreciation	                                   	0		          0	          	0	          	0		          0	          	0	 	(1,205,631)
Interest expense		                               0		          0		          0		          0	          	0		          0		   (400,931)

Net income	                            $	4,019,507	 $	4,254,623	 $	5,669,249	 $	5,687,814	 $	5,782,569	 $	5,730,300	 $	5,736,392

Net income, basic and diluted, per
	Beneficial Unit Certificate (BUC)     $	      .40	 $	      .42	 $	      .56	 $	      .56	 $	      .57	 $	      .56	 $	      .56

Total cash distributions paid or
	accrued per BUC	                      $	      .41	 $	      .41 	$      	.54  $      	.54	 $	      .54	 $ 	     .54	 $ 	   .7350

Investment in tax-exempt mortgage
	bonds at estimated fair value	        $	71,126,000	$	66,026,000	$	71,126,000	$	66,026,000	$	66,026,000	$	66,026,000	$	66,026,000

Total assets	                          $	73,103,192	$	68,052,580	$	73,213,016	$	68,014,454	$	67,698,916	$	67,379,656	$	67,137,170

